

BRF
4Q13 AND 2013 RESULTS

The results of the fourth quarter and full year of 2013 consolidate the Companies of BRF S.A..

All statements contained herein with regard to the Company's business prospects, projected results and the potential growth of its business are mere forecasts, based on local management expectations in relation to the Company's future performance. Dependent as they are on market shifts and on the overall performance of the Brazilian economy and the sector and international markets, such estimates are subject to changes.

On July 13 2011, the Administrative Council for Economic Defense – CADE approved the Association between BRF and Sadia S.A., conditional on compliance with the provisions contained in the Performance Agreement – TCD, which was also signed on the same date. The document with respect to this agreement is available in the website: www.brf-br.com/ir



4Q13 AND 2013 RESULTS

2013 RESULTS HIGHLIGHTS

brf

NET SALES	R$ 30.5 billion with a 7.0% growth in relation to 2012 and an increase of 12.1% excluding TCD impact.
GROSS PROFIT	reached R$ 7.6 billion, 17.3% higher than 2012, an increase of 2.2 p.p. of gross margin
ADJUSTED EBITDA	reached R$ 3.6 billion, 35.3% higher, with an adjusted EBITDA margin of 11.9% against 9.4% in 2012
NET INCOME	reached R$ 1.1 billion, an increase of 38.0% and net margin, 3.5% against 2.7% in 2012

OPERATIONAL HIGHLIGHTS 2013

brf

- Announcement of **the Acceleration Plan** and **BRF's new Organizational Structure**
- Final step of **the logistic and distribution integration**
- **Bonds issuance (USD and BRL)** totaling US$750 million
- New **Innovation Center in Jundiaí** – São Paulo
- **BRF** is examining the sale of non-core assets and as a first step, is concluding an **agreement for the sale of two beef slaughtering plants with Minerva**, to be approved by the anti-trust authority, Cade
- BRF is a component of the new **UN Global Compact Index as well being part of the DJSI Emerging Markets Stock Index** for the second consecutive year and the only food company **listed in the new ISE portfolio**

OPERATING PROFIT EVOLUTION
4Q13 vs 4Q12
R$ million


-14.9%
542
94
13
DM 40
FS -4
Dairy -23
461
4Q12 EBIT
Export Market
Brazil
(DM, FS, Dairy)
4Q13 EBIT

OPERATING PROFIT EVOLUTION
2013 vs 2012
R$ million



+48.1%
1,323
250
387
DM 307
FS 13
Dairy 67
1,960
2012 EBIT
Export Market
Brazil
(DM, FS, Dairy)
2013 EBIT

NET SALES EVOLUTION
R$ million


+0.8%
volume -8.1%
price/mix +9.6%
8,146
7,209
7,525
7,578
8,208
4Q12
1Q13
2Q13
3Q13
4Q13
+7.0%
volume -7.4%
price/mix +15.6%
28,517
30,521
2012
2013
+12.1%
volume -3.4%
price/mix +15.9%
27,239
30,521
2012
2013
TCD impact

GROSS PROFIT

R$ million


Δ:-0.6%
-0.3pp
Δ:+8.9%
+0.2pp
2,095
1,912
2,082
25.7%
25.2%
25.4%
4Q12
3Q13
4Q13
Δ:+17.3%
+2.2pp
6,454
7,568
22.6%
24.8%
2012
2013

EBIT
R$ million



Δ:-14.9%
-1.1pp
Δ:-0.6%
-0.5pp
543
464
462
6.7%
6.1%
5.6%
4Q12
3Q13
4Q13
Δ:+48.1%
+1.8pp
1,960
1,323
4.6%
6.4%
2012
2013

ADJUSTED EBITDA*

R$ million



Δ:-6.3%
-0.9pp
1,018
853
910
911
954
12.5%
11.8%
12.1%
12.0%
11.6%
4Q12
1Q13
2Q13
3Q13
4Q13
Adjusted EBITDA
Adjusted EBITDA Margin

* Adjusted EBITDA does not contemplate Other Operational Results

ADJUSTED EBITDA* - ANNUAL

R$ million


Δ:+211.0%
+6.3pp
1,166
2,635
3,244
2,680
3,627
5.6%
11.6%
12.6%
9.4%
11.9%
2009
2010
2011
2012
2013
Adjusted EBITDA
Adjusted EBITDA Margin

* Adjusted EBITDA does not contemplate Other Operational Results

NET INCOME
R$ million


Δ:-59.9%
-3.9pp
Δ:-27.4%
-1.3pp
520
287
208
6.4%
3.8%
2.5%
4Q12
3Q13
4Q13
Δ:+38.0%
+0.8pp
770
1,062
2.7%
3.5%
2012
2013

NET SALES BREAKDOWN (%) 2013

BY PRODUCT – 2013



Food Service 5.2%
Other Sales 3.3%
Dairy 9.2%
Poultry 32.0%
Processed 41.0%
Pork / Beef 9.3%

BY MARKET – 2013



Export Market 43.8%
Domestic Market 56.2%

COST OF GOODS SOLD (COGS)

COGS/sales VOLUME
(R$/kg)


Δ:+10.0%
3.79
3.81
3.71
3.97
4.17
4Q12
1Q13
2Q13
3Q13
4Q13

SALES, GENERAL AND ADMINISTRATIVE EXPENSES (SG&A)

R$ million



3,828
3,856
4,264
4,706
5,086
18.3%
17.0%
16.6%
16.5%
16.7%
2009
2010
2011
2012
2013
% SG&A / ROL

FINANCIAL POSITION


LIQUIDITY
(Cash & Cash Equivalents)
R$ Bilion
3.8
1.0
2.8
3.2
1.0
2.2
3.8
1.1
2.7
4.0
1.1
2.9
5.0
1.2
3.8
4Q12
1Q13
2Q13
3Q13
4Q13
Cash & cash equivalents
Revolving Credit


NET DEBT
R$ Billion
10.6
6.5
4.1
3.8
2.7
1.1
6.8
3.8
3.0
Gross Debt
Cash & cash equivalents
Net Debt*
R$
Foreign Exchange

* Including hedge positions

FINANCIAL POSITION

COSTS, TERMS AND PROFILE

	R$	US$	Total
Average Cost (Annual)	6.32%	5.30%	
Average Term (Years)	1.9	6.6	4.8


OTHERS 2%
RURAL 12%
TRADE FINANCE 17%
CAPITAL MARKET 53%
BNDES AND OTHERS 16%

DEBT MATURITY SCHEDULE

R$ million

2014	2015	2016	2017	2018 on	TOTAL
2,697	357	280	947	5,900	10,181

2014 → 1,182 (rural credit)

FINANCIAL LEVERAGE
R$ million



7,018
7,152
7,423
7,196
6,784
2.62
2.38
2.22
1.95
1.87
4Q12
1Q13
2Q13
3Q13
4Q13
Net Debt
Net Debt/
Adjusted EBITDA

EXCHANGE RATE* =	R$ 2.04	R$ 2.01	R$ 2.22	R$ 2.23	R$ 2.34

- Reduction in leverage given the improvement in both operating performance and also capex/working capital discipline in spite of currency devaluation

* Exchange Rate of the last day of each quarter

FINANCIAL LEVERAGE – ANNUAL
R$ million



4,193
3,634
5,408
7,018
6,784
3.60
1.40
1.67
2.62
1.87
2009
2010
2011
2012
2013
Net Debt
Net Debt/ Adjusted EBITDA

EXCHANGE RATE* =	R$ 1.74	R$ 1.67	R$ 1.88	R$ 2.04	R$ 2.34

* Exchange Rate of the last day of each year

INVESTMENTS 2013

R$ million

TOTAL INVESTMENTS 2013	
Biological Assets	R$ 502
Leasing* ("L")	R$ 165
Acquisitions/others	R$ 223
CAPEX (excl. "L" and acquisitions)	R$ 1,008
TOTAL	**R$ 1,898**

Actual 2013

R$ 502

R$ 1,008

R$ 1,510

Guidance 2013

R$2,000


646
358
169
223
502
Growth
Support
Efficiency
Acquisitions/ Others
Biological Assets

CAPEX: R$ 1,396 million

* L = related to *"built to suit" projects of the Distribuition Center (DC) of Salvador and the administrative office of Curitiba*

WORKING CAPITAL


Financial Cycle
(Receivables + Inventaries – Payable)/Net Operating Revenue
% 3 Accounts / Net Operating Revenue
17%
16%
15%
14%
13%
12%
63.4
63.1
68.5
67.4
65.5
65.5
61.3
56.0
58.4
57.4
56.2
49.5
15.7%
15.6%
16.8%
17.1%
16.2%
16.3%
15.3%
14.5%
14.8%
14.6%
14.0%
13.0%
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13
69
64
59
54
49
Working Capital (days)
3 Accounts/Net Operating Revenue
Financial Cycle

FREE CASH FLOW EVOLUTION



FCF (EBITDA – Change in Working Capital - Capex)
R$ MM
338
290
(117)
(311)
83
(221)
55
198
69
365
518
578
1Q11
2Q11
3Q11
4Q11
1Q12
2Q12
3Q12
4Q12
1Q13
2Q13
3Q13
4Q13

2013 LAUNCHES

TOTAL 2013: 219 LAUNCHES


EMBALAGEM ECONÔMICA
Qualy


Batavo
GREGO


Sadia
Hambúrguer
sabor Picanha

DOMESTIC MARKET

68 New SKUs

FOOD SERVICES

24 New SKUs

DAIRY

31 New SKUs

EXPORT MARKET

96 New SKUs


Sadia
bacalhau
Fácil


Sadia
salmão
Fácil


Sadia
Peru
Fácil
Sadia
Lombo
Fácil

DOMESTIC MARKET– TRENDS

The innovative *"Ceia da Árvore"* campaign: created to stimulate the purchase of Sadia-branded festive products on the day that the family gathers to assemble the Christmas tree, and starts the celebration of year-end festivities

Top of mind Survey: Sadia and Perdigão are the two most recalled brands by the consumer

Development of products focused on **convenience and healthiness**

- Projects developed to reduce **sodium and fat** – nuggets and breaded products line with a reduction of 55% in total fat content and 52% of sodium in different products


Sadia
NUGGETS
TRADICIONAL

MARKET SHARE (VALUE)



53.2%
62.2%
60.5%
52.9%
56.2%
10.8%
Specialty meat
Frozen Processed Meat
Pastas
Pizzas
Margarines
Dairy Products

Frozen Processed Meat, Pastas, Margarines and Dairy Products: basis oct/nov
Pizzas and Specialty Meat: basis sept/oct

Source: AC Nielsen

DOMESTIC MARKET



DOMESTIC MARKET NET SALES
R$ million

DOMESTIC MARKET NET SALES 2013

+2.8% { volume -13.0%; price/mix +18.2% }



12,619
12,978
2012
2013

TCD ADJUSTED DOMESTIC MARKET NET SALES

Excluding net sales of divested assets and suspended categories in 2012

+14.4% { volume -2.8%; price/mix +17.8% }



11,340
12,978
2012
2013

DOMESTIC MARKET

GROWTH



Net Sales
Volume
Price/mix
0.1%
12.3%
-16.3%
3.7%
19.6%
8.3%
4Q13 vs 4Q12
4Q13 vs 3Q13

EBIT
(R$ million)



Δ:+10.9%
+1.1pp
Δ:+47.4%
+2.7pp
365
275
405
10.2%
8.6%
11.3%
4Q12
3Q13
4Q13

- Decline in volume in 4Q13 due to the deceleration in household disposable incomes in view of higher inflation, and increase of prices



SHARE OF TOTAL NET SALES 2013
42.5%

DOMESTIC MARKET

GROWTH
(WITHOUT OTHER SALES)



Net Sales
Volume
Price/mix
13.2%
0.9%
3.7%
-7.9%
9.5%
9.1%
4Q13 vs 4Q12
4Q13 vs 3Q13

- Other Sales reported significant variations in price and volume in 4Q13 versus 4Q12 due to the sale of raw material for the plant Doux (divested in May 2013 by BRF) therefore a non-recurring event.



SHARE OF TOTAL NET SALES 2013
42.5%



EXPORT MARKET

EXPORT MARKET

GROWTH



Net Sales
Volume
Price/mix
0.9%
5.3%
0.4%
4.5%
0.5%
0.8%
4Q13 vs 4Q12
4Q13 vs 3Q13

EBIT
(R$ million)



Δ:-81.4%
-2.8pp
Δ:-83.3%
-3.4pp
116
128
21
3.4%
4.0%
0.6%
4Q12
3Q13
4Q13

- In 4Q13, the European market contributed to the increase in revenue and volume by 21.1% and 10.5%, respectively compared with 3Q13, principally due to the recovery in demand and an improved product mix.
- In addition, recovery in inventory and the increase in local consumption in Japan during the period due the seasonal spike in demand, contributed to better revenue flows in 4Q13.



SHARE OF TOTAL NET SALES 2013
43.0%

EXPORT MARKET – 4Q13

MIDDLE EAST

- Reduction of 14% of Brazilian shipments to Saudi Arabia in December due political issues, impacted profits in 4Q13
- Despite local chicken inventory decrease from September thru November, prices were not fully recovered, impacting sales revenue in the quarter

NET SALES
(R$ million)



-8.9 %
1,116
1,057
1,016
4Q12
3Q13
4Q13

Volume
4Q13 vs 4Q12:
+10.6%

EUROPE

- Sales revenues increase in 2013 with the improvement in product mix and the recovery of prices due to the initial signs of improvement in the European economy
- In 4Q13 the improvement of local demand allied with the good receptivity of the new *Chixxs* breaded line (developed at the Plusfood facility) contributed to the increase in revenue

NET SALES
(R$ million)



+16.0 %
545
522
632
4Q12
3Q13
4Q13

Volume
4Q13 vs 4Q12:
-3.8%

EXPORT MARKET – 4Q13

EURASIA

- The reduction in revenue export in 2013 was mainly because of a decrease in volumes exported to the Ukraine due to the ban on Brazilian pork exports in 2Q13 and again in the middle of November, which represented 42.7% of volume sold to the Eurasian market in 4Q12 and which recorded a decline of 15.7% in 4Q13

NET SALES
(R$ million)



-30.1 %
313
249
219
4Q12
3Q13
4Q13

Volume
4Q13 vs 4Q12:
-43.4%

FAR EAST

- In 4Q13, the settlement of local inventory of imported products in the Japanese market and a strong domestic demand due to the high seasonality impacted the increase in average prices and higher revenue

NET SALES
(R$ million)



+20.9 %
625
654
756
4Q12
3Q13
4Q13

Volume
4Q13 vs 4Q12:
+17.3%

EXPORT MARKET – 4Q13

AMERICAS

- In 4Q13, the Argentine market showed a better balance between supply and demand, contributing to a price recovery in local market, reaching 59.5% of the volume exported to the Americas in 4Q13 against 55.6% in 3Q13

NET SALES
(R$ million)



+8.2 %
575
595
622
4Q12
3Q13
4Q13

Volume
4Q13 vs 4Q12:
-2.7%

AFRICA

- Higher inventory in griller chicken in important markets such as Angola and Libya impacted on volume exported. In addition to that Libya`s financial difficulties reflected 40% of drop in export volume in December compared with the preceding month.

NET SALES
(R$ million)



-11.5 %
275
232
244
4Q12
3Q13
4Q13

Volume
4Q13 vs 4Q12:
-12.5%


brf
FOOD SERVICES

FOOD SERVICES

GROWTH


Net Sales
Volume
Price/mix
35.3%
1.6%
16.2%
-1.8%
16.4%
3.5%
4Q13 vs 4Q12
4Q13 vs 3Q13

EBIT
(R$ million)


Δ:-5.7%
-0.9pp
Δ:+133.5%
+5.2pp
67
13.3%
27
7.2%
63
12.4%
4Q12
3Q13
4Q13

- The capture of synergies in the sales force and the 16% increased sale of Christmas kits during the year contributed to higher revenues in 4Q13



SHARE OF TOTAL NET SALES 2013
5.3%



DAIRY

DAIRY

GROWTH


Net Sales
Volume
Price/mix
3.2%
-8.6%
-9.4%
-6.5%
13.9%
-2.2%
4Q13 vs 4Q12
4Q13 vs 3Q13

EBIT

(R$ million)


Δ:-482.1%
-3.3pp
Δ:-180.7%
-8.5pp
34
4.5%
0.7%
-5.0
-4.0%
-28
4Q12
3Q13
4Q13

- The quarter-on-quarter increase in 4Q13 prices with the pass-through of milk collection costs, impacted sales volume during the period


SHARE OF TOTAL
NET SALES 2013
9.2%

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